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                                                                EXHIBIT 22



                       HERMAN MILLER, INC., SUBSIDIARIES

                                  Subsidiaries

The Company's principal subsidiaries are as follows:


                                                                  Jurisdiction
Name                                                Ownership     of Incorporation
Coro, Inc.                                          100% Company  Michigan
Herman Miller (Australia) Pty., Ltd.                100% Company  Australia
Herman Miller B.V. (Netherlands)                    100% Company  Netherlands
Herman Miller Canada, Inc.                          100% Company  Canada
Herman Miller Ltd. Niederlassung Deutschland, Inc.  100% Company  Germany
Herman Miller Et Cie                                100% Company  France
Herman Miller Italia S.p.A.                         100% Company  Italy
Herman Miller Japan, Ltd.                           100% Company  Japan
Herman Miller Limited                               100% Company  England, U.K.
Herman Miller Mexico S.A. de C.V.                   100% Company  Mexico
Herman Miller Transportation Company                100% Company  Michigan
Integrated Metal Technology, Inc.                   100% Company  Michigan
Meridian Incorporated                               100% Company  Michigan
Milcare, Inc.                                       100% Company  Michigan
Milsure Insurance Limited                           100% Company  Barbados
Miller SQA, Inc.                                    100% Company  Michigan
Powder Coat Technology, Inc.                        100% Company  Michigan
The Resource Alliance, Inc.                         100% Company  Canada



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